Exhibit 99.1

DXC Technology Company

LETTER OF TRANSMITTAL

Offer to Exchange All Outstanding

Securities listed below

Series of Old Notes to be Exchanged	CUSIP No. for the Old Notes	Series of New Notes to be Issued	CUSIP No. for the New Notes
2.875% Senior Notes due 2020	299897 AA6 / U3000N AA8	2.875% Senior Notes due 2020	23355LAB2
4.250% Senior Notes due 2024	299897 AB4 / U3000N AB6	4.250% Senior Notes due 2024	23355LAC0
4.750% Senior Notes due 2027	299897 AC2 / U3000N AC4	4.750% Senior Notes due 2027	23355LAD8

THE EXCHANGE OFFER WILL EXPIRE IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON [                ], 2017, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFER MAY BE VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION DATE.

Deliver to the Exchange Agent:

U.S. Bank National Association

U. S. Bank National Association

Attn: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

For information please email escrowexchangepayments@usbank.com or call 651-466-7150

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA AN EMAIL ADDRESS OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned hereby acknowledges receipt of the prospectus dated [            ], 2017 (the “Prospectus”) of DXC Technology Company (f.k.a. Everett SpinCo, Inc.) (“DXC”), as issuer, and this Letter of Transmittal (this “Letter of Transmittal”), which together describe (a) the offer of DXC (the “exchange offer”) to exchange new 2.875% Senior Notes due 2020 (the “New 2020 Notes”), 4.250% Senior Notes due 2024 (the “New 2024 Notes”) and 4.750% Senior Notes due 2027 (the “New 2027 Notes” and, together with the New 2020 Notes and New 2024 Notes, the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of its validly tendered and accepted 2.875% Senior Notes due 2020 (the “Old 2020 Notes”), 4.250% Senior Notes due 2024 (the “Old 2024 Notes”) and 4.750% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2020 Notes and Old 2024 Notes, the “old notes”), respectively, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal.

The terms of the new notes are identical in all material respects to the terms of the corresponding series of old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture governing such notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act, and applicable state securities laws.

Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus. The old notes and the new notes are together referred to herein as the “notes.”

The consummation of the exchange offer is subject to, and conditional upon, among other things, the satisfaction or, where permitted, waiver of the conditions discussed in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer.” We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement relating to the new notes has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date.

This Letter of Transmittal is to be used to accept the exchange offer if the applicable old notes are (i) to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”) or (ii) held in certificated form and thus are to be physically delivered to the exchange agent. Unless you intend to tender old notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offer.

Holders of old notes tendering old notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Delivery of old notes pursuant to a notice of guaranteed delivery is not permitted and any old notes so delivered shall not be considered validly tendered.

Holders of old notes held in certificated form tendering any of those old notes must complete, execute and deliver this Letter of Transmittal, any signature guarantees and other required documents, as well as the certificate representing those old notes that the holder wishes to tender in the exchange offer. Delivery is not complete until the required items are actually received by the exchange agent.

Subject to the terms and conditions of the exchange offer and applicable law, DXC will deposit the new notes (in book-entry form) with the exchange agent (as more fully described in the Prospectus).

Assuming the conditions to the exchange offer are satisfied or, where permitted, waived, DXC will issue new notes in book-entry form promptly following the Expiration Date of the exchange offer.

DTC will receive the new notes from DXC and deliver new notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives new notes with respect to old notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on the books of DXC or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offer. Holders who wish to tender their old notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE TRUSTEE, WHO IS ACTING AS THE EXCHANGE AGENT.

To effect a valid tender of old notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Old Notes Tendered” below and sign this Letter of Transmittal where indicated.

The new notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below. Failure to provide the information necessary to effect delivery of new notes will render a tender defective and DXC will have the right, which it may waive, to reject such tender.

The old notes to which this Letter of Transmittal relates should be listed below. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF OLD NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)	CUSIP No.*	Certificate Numbers**	Aggregate Principal Amount Represented***	Principal Amount Tendered

*       Enter the title and the CUSIP Number of old notes being tendered.

**     Need not be completed by Holders tendering by book-entry transfer (see below).

***  Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions set forth in the Prospectus, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the old notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 3.

☐	CHECK HERE IF TENDERED OLD NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the old notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offer, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the old notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such old notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to DXC, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount of old notes indicated in the table above entitled “Description of Old Notes Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the old notes indicated in such table).

The undersigned understands that the tender made hereby will remain in full force and effect unless and until such tender is withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that tendered old notes may not be withdrawn after the Expiration Date, 11:59 p.m., New York City time, on [                ], 2017, unless extended.

The consummation of the exchange offer is subject to, and conditional upon, among other things, the satisfaction or, where permitted, waiver of the conditions discussed in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer.” We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement has been declared effective by the SEC. All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offer, old notes validly tendered and accepted for exchange will be exchanged for new notes. The undersigned understands that, under certain circumstances, DXC may not be required to accept any of the old notes tendered (including any such old notes tendered after the Expiration Date). If any old notes are not accepted for exchange for any reason or if old notes are withdrawn, such unexchanged or withdrawn old notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of new notes, in exchange for old notes tendered upon the terms and subject to the conditions of the exchange offer, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of DXC all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such old notes tendered thereby;

(2)	waives any and all rights with respect to the old notes (including any existing or past defaults and their consequences in respect of the old notes);

(3)	releases and discharges DXC and the trustee under the indenture from any and all claims such holder may have, now or in the future, arising out of or related to the old notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the old notes (other than as expressly provided in the Prospectus and in this Letter of Transmittal) or to participate in any optional redemption or defeasance of the old notes; and

(4)	represents and warrants that such old notes tendered were owned as of the date of tender and, upon acceptance of such old notes for exchange, will be transferred, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

The undersigned understands that tenders of old notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by DXC, will constitute a binding agreement between the undersigned and DXC upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of Nevada.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the old notes tendered hereby (with full knowledge that the exchange agent also acts as the agent of DXC) with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such old notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of DXC;

(2)	present such old notes for transfer of ownership on the books of DXC;

(3)	receive all benefits and otherwise exercise all rights of beneficial ownership of such old notes, all in accordance with the terms of the exchange offer, as described in the Prospectus; and

(4)	receive on behalf of the undersigned the new notes issuable in respect of such old notes upon their acceptance for exchange.

The undersigned further acknowledges and agrees that under no circumstances will any accrued and unpaid interest on such portion be paid by DXC by reason of any delay on the part of the exchange agent in making delivery to the holders entitled thereto or any delay in the allocation or crediting of securities received by DTC to participants in DTC or in the allocation or crediting of securities received by participants to beneficial owners and in no event will DXC be liable for interest or damages in relation to any delay to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offer and the undersigned’s acceptance of such exchange offer do not contravene the applicable laws of where it is located and that its participation in the exchange offer will not impose on DXC any requirement to make any deliveries, filings or registrations.

The undersigned hereby represents and warrants as follows:

(1)	The undersigned has full power and authority to tender the old notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such old notes.

(2)	The old notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such old notes by DXC, DXC will acquire good, indefeasible and unencumbered title to such old notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by DXC.

(3)	The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or DXC to be necessary or desirable to complete the sale, assignment and transfer of the old notes tendered hereby.

(4)	The undersigned acknowledges that none of DXC, the exchange agent, the trustee or any other person has made any statement, representation, or warranty, express or implied, to it with respect to DXC or the offer or sale of any new notes, other than the information included in the Prospectus (as supplemented to the Expiration Date).

(5)

Each holder and transferee of a new note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the new notes constitutes assets of any Plan or (ii) the acquisition and holding of the new notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income

Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

(6)	The undersigned has received and reviewed the Prospectus.

(7)	The terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

(8)	The undersigned is not an affiliate of DXC within the meaning of Rule 405 of the Securities Act.

(9)	The undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act.

(10)	The undersigned is not engaged in, and do not intend to engage in, a distribution of the new notes.

(11)	The undersigned is acquiring the new notes in the ordinary course of its business.

Each broker-dealer that is receiving new notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, acknowledges that it will deliver a prospectus in connection with any resale of such new notes in the United States.

The undersigned understands that tenders of old notes may be withdrawn only at any time prior to the Expiration Date of the exchange offer. A notice of withdrawal with respect to tendered old notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

If the terms of the exchange offer are amended in a manner determined by us to constitute a material change adversely affecting any holder of the old notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the old notes of such amendment, and will extend the exchange offer as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the old notes, if the exchange offer would otherwise expire during such time period.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of Old Notes Tendered” for any book–entry transfers of old notes not accepted for exchange. If the “Special Payment Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account indicated therein for any book–entry transfers of old notes not accepted for exchange in the name of the person or account indicated under “Special Payment Instructions.”

The undersigned recognizes that DXC has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any old notes from the holder(s) thereof if DXC does not accept for exchange any of the principal amount of the old notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering old notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT OLD NOTES

ARE BEING PHYSICALLY TENDERED HEREBY

(PLEASE ALSO INCLUDE A COMPLETED FORM W–9 OR APPLICABLE FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of old notes indicated in the table above entitled “Description of Old Notes Tendered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of Old Notes

X
X

(The above lines must be signed by the registered holder(s) of old notes as the name(s) appear(s) on the old notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If old notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney–in–fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by DXC, submit evidence satisfactory to DXC of such person’s authority so to act. See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name(s):
(Please Print)
Capacity:
Address:
(Including Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 4. Certain signatures must be guaranteed by a Medallion Signature Guarantor. Signature(s) guaranteed by a Medallion Signature Guarantor:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated:	, 2017

SPECIAL PAYMENT INSTRUCTIONS

(See instructions 2, 4 and 5)

To be completed ONLY if old notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

☐       Credit any unexchanged old notes delivered by book–entry transfer to DTC account number set forth below:

(DTC Account Number)
Name of Account Party:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders either if certificates are to be forwarded herewith or if tenders of old notes are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Certificates for all physically tendered old notes or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all old notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the Expiration Date of the exchange offer.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer prior to the Expiration Date of such exchange offer. The exchange agent will make available its general participant account at DTC for the old notes for purposes of the exchange offer. Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to DXC or DTC.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Any beneficial owner whose old notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee, should be aware that such custodial entity may have deadlines earlier than the Expiration Date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s old notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which such old notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

Neither DXC or the exchange agent is under any obligation to notify any tendering holder of DXC’s acceptance of tendered old notes prior to the expiration of the exchange offer.

2. Delivery of New Notes. New notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of the Old Notes Tendered.” Failure to do so will render a tender of old notes defective and DXC will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities through DTC) to arrange for receipt of any new notes delivered pursuant to the exchange offer and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tender of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their old notes must continue to hold old notes in the minimum authorized denomination of $2,000 principal amount. All old notes delivered to the exchange agent will be deemed to have been tendered in full unless otherwise clearly indicated.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has old notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the old notes and the holder(s) has/have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal; or

•	the old notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the old notes are registered in the name of a person other than the signer of this Letter of Transmittal or if old notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered old notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the old notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of old notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such old notes.

If this Letter of Transmittal is signed by the registered holder or holders of the old notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the old notes) listed and tendered hereby, no endorsements of the tendered old notes or separate written instruments of transfer or exchange are required. In any other case, if tendering old notes, the registered holder (or acting holder) must either validly endorse the old notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the old notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of old notes, exactly as the name of such participant appears on such security position listing), with the signature on the old notes or bond power guaranteed by a Medallion Signature Guarantor (except where the old notes are tendered for the account of an eligible institution).

If old notes are to be tendered by any person other than the person in whose name the old notes are registered, the old notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the old notes, with the signature(s) on the old notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

DXC will not accept any alternative, conditional or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your old notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys–in–fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by DXC, evidence satisfactory to DXC of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owners desire to tender such old notes.

5. Special Payment Instructions. All old notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which old notes were delivered.

6. Transfer Taxes. DXC will pay all transfer taxes, if any, applicable to the transfer and sale of old notes to DXC in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the old notes tendered by such holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number. Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders of old notes (or other payees) pursuant to the exchange offer. To avoid such backup withholding, each tendering holder of old notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a penalty may be imposed by the IRS and the holder may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal fines and penalties. See IRS Form W-9 for additional information. Certain holders (including, among others, generally all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders (other than foreign holders) should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign holders, including entities, may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. The applicable IRS Form W-8 can be obtained from the IRS or from the exchange agent.

If backup withholding applies, the exchange agent is required to withhold on any payments made to the tendering holders (or other payees).

Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, such holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

DXC reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by DXC in its sole discretion, which determination will be final and binding. DXC reserves the absolute right to reject any and all tenders of old notes not in proper form or any old notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. DXC also reserves the absolute right to waive any defect or irregularity in tenders of old notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions of the exchange offer (including this Letter of Transmittal and the instructions hereto) by DXC shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as DXC shall determine. None of DXC, the exchange agent, the trustee or any other person will be under any duty to give notification of defects or irregularities with respect to tenders or withdrawals of old notes, nor shall any of them incur any liability for failure to give such notification.

Tenders or withdrawals of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered or withdrawn and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to (i) the holders by mail if they were tendered or withdrawn in certificated form or (ii) the DTC participant who delivered such old notes by crediting an account maintained at DTC designated by such DTC participant if they were tendered or withdrawn through the ATOP procedures, in either case promptly after the Expiration Date or the withdrawal or termination of the exchange offer.

9. Waiver of Conditions. DXC reserves the absolute right to amend or waive any of the conditions to the exchange offer, except the condition that the registration statement relating to the new notes has been declared effective by the SEC.

10. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering—Withdrawal of Tenders.”

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the trustee, who is acting as the exchange agent, at the address and telephone number indicated herein.

The exchange agent for the exchange offer is:

U.S. Bank National Association

U. S. Bank National Association

Attn: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

For information please email escrowexchangepayments@usbank.com or call 651-466-7150